                   SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                               SPECIAL VALUE FUND




(A)  AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                                   -                                      -
                                  |        ----------------------  |
FORMULA:                          |       |            |
                                  |  /\ n  |           ERV           |
                  T  =            |    \  |      -------------      |  - 1
                                  |     \ |             P          |
                                  |      \|             |
                                  |_                    _|

                 T = AVERAGE ANNUAL COMPOUND RETURN
                 n = NUMBER OF YEARS
               ERV = ENDING REDEEMABLE VALUE
                 P = INITIAL INVESTMENT

                                                      (A)
  $1,000        ERV AS OF       NUMBER OF    AVERAGE ANNUAL          CUMULATIVE
INVESTED - P      31-Jan-97     YEARS - n    COMPOUND RETURN - T   TOTAL RETURN
------------      ---------     ---------    -------------------   ------------
 29-Oct-96        $1,010.70         0.26             N/A                1.07%




(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                                 -                                           -
                                |        ----------------------  |
FORMULA:                        |       |            |
                                |  /\ n  |           EV        |
                t  =            |    \  |      -------------   | - 1
                                |     \ |            P        |
                                |      \|           |
                                |_                  _|

                          EV
               TR  =   ----------    - 1
                           P


              t = AVERAGE ANNUAL COMPOUND RETURN
                  (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
              n = NUMBER OF YEARS
             EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
              P = INITIAL INVESTMENT
             TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                      (B)                    (C)
  $1,000        EV AS OF         TOTAL         NUMBER OF    AVERAGE ANNUAL
INVESTED - P       31-Jan-97     RETURN - TR   YEARS - n    COMPOUND RETURN - t
------------    ------------     -----------   ---------    -------------------

29-Oct-96       $1,060.70           6.07%         0.26               N/A


          (D)  GROWTH OF $10,000
          (E)  GROWTH OF $50,000
          (F)  GROWTH OF $100,000

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION


                TOTAL           (D)   GROWTH OF           (E)   GROWTH OF        (F)   GROWTH OF
INVESTED - P    RETURN - TR      $10,000 INVESTMENT - G   $50,000 INVESTMENT-G    $100,000 INVESTMENT - G
------------    -----------      ----------------------   --------------------    -----------------------
29-Oct-96         6.07                  $10,607                  $53,035               $106,070